                          Morgan, Lewis & Bockius LLP
                              1800 M Street, N.W.
                             Washington, D.C. 20036

                                  202-467-7000

October 27, 2000


Nuveen Taxable Funds Inc.
333 West Wacker Drive
Chicago, Illinois 60606

Re:       Opinion of Counsel regarding Post-Effective Amendment No. 30 to the
          -------------------------------------------------------------------
          Registration Statement filed on Form N-1A under the Securities Act of
          ---------------------------------------------------------------------
          1933 (File No. 2-84470)
          -----------------------

Ladies and Gentlemen:

     We have acted as counsel to Nuveen Taxable Funds Inc. (the "Corporation"), a Maryland corporation, in connection with the above-referenced Post-Effective Amendment to the Corporation's Registration Statement (the "Registration Statement"). The Registration Statement relates to the Class A Shares, Class B Shares, Class C Shares, and Class R Shares (collectively, the "Shares"), par value $.01 per share, of the following series of the Corporation: Nuveen Dividend and Growth Fund (the "Fund"). This opinion is being delivered to you in connection with the Corporation's filing of Post-Effective Amendment No. 30 (the "Amendment") to the Registration Statement to be filed with the Securities and Exchange Commission on or about October 27, 2000, pursuant to Rule 485(b) under the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

     (a) a certificate of the Maryland State Department of Assessments and Taxation (the "Department") as to the existence and good standing of the Corporation;

     (b) copies, certified by the Department, of the Corporations's Articles of Incorporation and of all amendments and all supplements thereto (the "Articles");

Nuveen Taxable Funds Inc.
October 27, 2000
Page 2


     (c) a certificate executed by Virginia L. O'Neal, an Assistant Secretary of the Corporation, certifying as to, and attaching copies of, the Corporation's Articles and the By-Laws, as amended (the "By-Laws"), and certain resolutions adopted by the Board of Directors of the Corporation authorizing the issuance of the Shares; and

     (d)  a printer's proof of the Amendment, dated October 27, 2000.

     In our capacity as counsel to the Corporation, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Corporation. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

     Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Corporation's Articles and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and nonassessable under the laws of the State of Maryland.

     The opinion expressed herein is limited to the laws of the State of Maryland.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,
/s/Morgan, Lewis & Bockius LLP